September 30, 2015

USAA Mutual Funds Trust

not in its individual capacity but on behalf of and
for the benefit of the series of funds comprising
the Borrower as set forth on Schedule A hereto
9800 Fredericksburg Road
San Antonio, Texas 78288

Attention:                      Daniel S. McNamara, President

Ladies and Gentlemen:

This Facility Agreement Letter (this “Agreement”) sets forth the terms and conditions for loans (each a “Loan” and collectively the “Loans”) which USAA Capital Corporation (“CapCo”), agrees to make during the period commencing September 30, 2015 and ending September 29, 2016 (the “Facility Period”) to USAA Mutual Funds Trust, and each investment company which may become a party hereto pursuant to the terms of this Agreement (each a “Borrower” and collectively the “Borrowers”), each of which is executing this Agreement not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on Schedule A (as hereafter modified or amended in accordance with the terms hereof) (each a “Fund” and collectively the “Funds”), under a master revolving 364-day credit facility (the “Facility”).  This Agreement replaces in its entirety that certain Facility Agreement Letter dated September 30, 2014, as heretofore amended or modified, between the Borrower and CapCo.  CapCo and the Borrower hereby agree as follows:

1.           Amount.  The aggregate principal amount of the Loans to be advanced under this Facility shall not exceed, at any one time outstanding, U.S. $500,000,000 (the “Commitment”).  The aggregate principal amount of the Loans which may be borrowed by a Borrower for the benefit of a particular Fund under the Facility shall not exceed the percentage (the “Borrowing Limit”) of the total assets of such Fund as set forth on Schedule A.

2.           Purpose and Limitations on Borrowings.  The Borrower will use the proceeds of each Loan made to it solely for temporary or emergency purposes of the Fund for whose benefit it is borrowing in accordance with such Fund’s Borrowing Limit and prospectus in effect at the time of such Loan.  Portfolio securities may not be purchased by a Fund while there is a Loan outstanding under the Facility for the benefit of such Fund, if the aggregate amount of such Loan exceeds 5% of the total assets of such Fund.  The Borrower will not, and will not permit any Fund to, directly or indirectly, use any proceeds of any Loan for any purpose that would violate any provision of any applicable statute, regulation, order, or restriction.

3.           Borrowing Rate and Maturity of Loans.  CapCo shall make Loans to a Borrower and the principal amount of each Loan outstanding from time to time shall bear interest from the date each such Loan is made to, but excluding, the date of payment in full thereof at a rate per annum equal to the overnight London Interbank Offered Rate plus one percent (100 basis points).  Interest on the Loans shall be calculated on the basis of a year of 360 days and the actual days elapsed but shall not exceed the highest lawful rate.  Each loan will be for an established number of days agreed upon by the Borrower and CapCo on or before the date of such Loan.  Any past due principal and/or accrued interest shall bear interest at a rate per annum equal to the aggregate of the “Federal Funds Rate” plus 1.50 percent (150 basis points), but not to exceed the highest lawful rate, from the date of any such payment was due, but excluding, the date of payment in full thereof, and shall be payable on demand.

4.           Advances, Payments, Prepayments and Readvances.  Upon the Borrower’s request, and subject to the terms and conditions contained herein, CapCo shall make Loans to the Borrower on behalf of and for the benefit of its respective Fund(s) during the Facility Period, and the Borrower may borrow, repay and reborrow Loans hereunder.  The Loans shall be evidenced by a duly executed and delivered Master Grid Promissory Note in the form of Exhibit A (the “Note”).  Each Loan shall be in an aggregate amount not less than U.S. $100,000 and increments of U.S. $10,000 in excess thereof.  Payment of principal and interest due with respect to each Loan shall be payable at the maturity of such Loan and shall be made in funds immediately available to CapCo prior to 12:00 p.m. San Antonio, Texas time on the day such payment is due, or as CapCo shall otherwise direct from time to time and, subject to the terms and conditions hereof, may be repaid with the proceeds of a new borrowing hereunder.  Notwithstanding any provision of this Agreement to the contrary, all Loans, accrued but unpaid interest and other amounts payable hereunder shall be due and payable upon termination of the Facility (whether by acceleration or otherwise).

5.           Facility Fee.   Beginning with the date of this Agreement and until such time as all Loans have been irrevocably repaid to CapCo in full, and CapCo is no longer obligated to make Loans, each Fund (to be allocated among the Funds as the Borrower deems appropriate) severally shall pay to CapCo its allocated share of a facility fee (the “Facility Fee”) in an aggregate amount equal to .09 of one percent (09 basis points) of the amount of the Commitment (whether used or unused), as it may be reduced pursuant to Section 7.    If the amount of the Commitment is increased above $500,000,000 pursuant to Section 6, the Facility Fee on the amount of Commitment (whether used or unused) shall be increased to .1 of one percent (10 basis points) of the amount of the Commitment. The Facility Fee shall be payable quarterly in arrears beginning December 31, 2015, and upon termination of the Facility (whether by acceleration or otherwise).

6.           Optional Increase of Commitment.  At any time if no Events of Default shall have occurred and be continuing at such time, the Borrower may request an increase in the aggregate amount of the Commitment by providing at least 10 business days prior written notice to CapCo. Such request shall be subject to the approval of CapCo.  CapCo shall notify Borrower of its approval or denial of such request within five business days of receipt.  Any such increase of the Commitment shall be in the amount of U.S. $5,000,000 or any larger integral multiple of U.S. $1,000,000.  The aggregate Commitment to the Borrower shall never exceed U.S. $750,000,000.

7.           Optional Termination or Reduction of Commitment.  The Borrower, on behalf of the applicable Funds, shall have the right upon at least three business days prior written notice to CapCo, to terminate or reduce the unused portion of the Commitment.  Any such reduction of the Commitment shall be in the amount of U.S. $5,000,000 or any larger integral multiple of U.S. $1,000,000 (except that any reduction may be in the aggregate amount of the unused Commitment).  Accrued fees with respect to the terminated Commitment shall be payable to CapCo on the effective date of such termination.

8.           Mandatory Termination Commitment.  The Commitment shall automatically terminate on the last day of the Facility Period and any Loans then outstanding (together with accrued interest thereon and any other amounts owing hereunder) shall be due and payable on such date.

9.           Committed Facility.   CapCo acknowledges that the Facility is a committed facility and that CapCo shall be obligated to make any Loan requested during the Facility Period under this

Agreement, subject to the terms and conditions hereof; provided, however, that CapCo shall not be obligated to make any Loan if this Facility has been terminated by the Borrower, or to a Borrower on behalf of a proposed borrowing Fund, if at the time of a request for a Loan by a Borrower (on behalf of such applicable borrowing Fund) there exists any Event of Default or condition which, with the passage of time or giving of notice, or both, would constitute or become an Event of Default with respect to such Fund.
10.           Loan Requests.  Each request for a Loan (each a “Borrowing Notice”) shall be in writing by the Borrower, except that the Borrower may make an oral request (each an “Oral Request”) to theVice President, Corporate Treasurer of USAA as listed on Exhibit D provided that each Oral Request shall be followed by a written Borrowing Notice within one business day.  Each Borrowing Notice shall specify the following terms (“Terms”) of the requested Loan: (i) the date on which such Loan is to be disbursed, (ii) the principal amount of such Loan, (iii) the Borrower which is borrowing such Loan, (iv) the Fund(s) for whose benefit the Loan is being borrowed and the amount of the Loan which is for the benefit of each such Fund, and (v) the requested maturity date of the Loan.  Each Borrowing Notice shall also set forth the total assets of each Fund for whose benefit a portion of the Loan is being borrowed as of the close of business on the day immediately preceding the date of such Borrowing Notice.  Borrowing notices shall be delivered to CapCo by 9:00 a.m. San Antonio, Texas time on the day the Loan is requested to be made.

Each Borrowing Notice shall constitute a representation to CapCo by the Borrower on behalf of the proposed borrowing Fund(s) of the Borrower that all of the representations and warranties made by the Borrower on behalf of the applicable borrowing Fund(s) of the Borrower in Section 13 are true and correct as of such date and that no Event of Default or other condition which with the passage of time or giving of notice, or both, would result in an Event of Default, has occurred or is occurring with respect to such borrowing Fund(s).

11.           Confirmations; Crediting of Funds; Reliance by CapCo.  Upon receipt by CapCo of a Borrowing Notice:

(a)           CapCo shall send the Borrower written confirmation of the Terms of such Loan via email, as soon as reasonably practicable; provided, however, that the failure to do so shall not affect the obligation of  the Borrower;

(b)           CapCo shall make such Loan in accordance with the Terms by transfer of the Loan amount in immediately available funds, to the account of the Borrower as specified in Exhibit B or as the Borrower shall otherwise specify to CapCo in a writing signed by an Authorized Individual (as defined in Section 12) of the Borrower and sent to CapCo via email; and

(c)           CapCo shall make appropriate entries on the Note or the records of CapCo to reflect the Terms of the Loan; provided, however, that the failure to do so shall not affect the obligation of any borrowing Fund.

CapCo shall be entitled to rely upon and act hereunder pursuant to any Oral Request, which it reasonably believes to have been made by the Borrower through an Authorized Individual.  If the Borrower believes that the confirmation relating to any Loan contains any error or discrepancy from the applicable Oral Request, the Borrower will promptly notify CapCo thereof.

12.           Borrowing Resolutions and Officers’ Certificates.   Prior to the making of any Loan pursuant to this Agreement, the Borrower shall have delivered to CapCo (a) the duly executed Note, (b)

resolution of  the Borrower’s Board of Trustees authorizing the Borrower to execute, deliver and perform this Agreement and the Note on behalf of the applicable Funds, (c) an Officer’s Certificate in substantially the form set forth in Exhibit D, authorizing certain individuals (“Authorized Individuals”), to take on behalf of the Borrower (on behalf of the applicable Funds) actions contemplated by this Agreement and the Note, and (d) the opinion of counsel to USAA Asset Management Company, manager and advisor to the Borrower, with respect to such matters as CapCo may reasonably request.

13.           Representations and Warranties.  In order to induce CapCo to enter into this Agreement and to make the Loans provided for hereunder, the Borrower hereby, severally, makes on behalf of each of its respective series of Funds comprising the Borrower the following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

(a)           Organization, Standing, etc.   The Borrower is a trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms hereof and thereof;

(b)           Financial Information; Disclosure, etc.                                                                                        The Borrower has furnished CapCo with the most recent financial statements of the Borrower with respect to itself and the applicable Fund(s), all of which such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of the Borrower and the applicable Funds on the dates and for the periods indicated.  Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to CapCo by the Borrower on behalf of the applicable Fund(s) in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein in light of the circumstances when made not misleading;

(c)           Authorization; Compliance with Other Instruments.                                                                                                           The execution, delivery and performance of this Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary trust action of the Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the charter, by-laws or trust agreement, as applicable, of  the Borrower or of any borrowing restrictions or prospectus or statement of additional information of  the Borrower or the applicable Fund(s), or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower on behalf of the applicable Fund(s), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the applicable Fund(s) pursuant to any such term.  The Borrower is not in violation of any term of its respective charter, by-laws or trust agreement, as applicable, and the Borrower and the applicable Fund(s) are not in violation of any material term of any agreement or instrument to which they are a party, or to the best of the Borrower’s knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them;

(d)           SEC Compliance.  The Borrower and the applicable Fund(s) are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the “SEC”) and applicable Blue Sky authorities.  The Borrower and the applicable Fund(s) are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and the Borrower has filed all reports with the SEC that are required of it or the applicable Fund(s);

(e)           Litigation.  There is no action, suit or proceeding pending or, to the best of  the Borrower’s knowledge, threatened against the Borrower or the applicable Fund(s) in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the assets or business operations of  the Borrower or the applicable Fund(s) or the ability of such applicable Fund(s) to pay and perform their respective obligations hereunder and under the Notes; and

(f)           Funds’ Obligation for Repayment.  The assets of each Fund for whose benefit Loans are borrowed by the Borrower are subject to and liable for such Loans.  CapCo may only seek repayment from the assets of the Fund of the Borrower that obtained a Loan, and may not seek repayment of that Loan from the assets of any other Fund of the Borrower.

14.           Affirmative Covenants of the Borrower.  Until such time as all amounts of principal, interest and other sums due to CapCo by the Borrower pursuant to any Loan made to the Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CapCo is no longer obligated to make Loans to the Borrower for the benefit of the applicable Fund(s), the Borrower (on behalf of its respective Fund(s)) severally agrees:

(a)           To deliver electronically to CapCo as soon as possible and in any event within seventy-five (75) days after the end of each fiscal year of the Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund for such fiscal year, as set forth in each applicable Fund’s Annual Report to shareholders together with a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit as of the end of such fiscal year;

(b)           To deliver electronically to CapCo as soon as available and in any event within seventy-five (75) days after the end of each semiannual period of the Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets of each applicable Fund as of the end of such semiannual period, as set forth in each applicable Fund’s Semiannual Report to shareholders, within five business days, a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit at the end of such semiannual period;

(c)           To deliver electronicallyto CapCo prompt notice of the occurrence of any event or condition which constitutes, or is likely to result in, a change in the Borrower or any applicable Fund which could reasonably be expected to materially adversely affect the ability of any applicable Fund to promptly repay outstanding Loans made for its benefit or the ability of the Borrower or the applicable Fund(s) to perform their respective obligations under this Agreement or the Note;

(d)           To do, or cause to be done, all things necessary to preserve and keep in full force and effect the trust existence of the Borrower and all permits, rights and privileges necessary for the conduct of its businesses and to comply in all material respects with all applicable laws, regulations and orders, including without limitation, all rules and regulations promulgated by the SEC;

(e)           To promptly notify CapCo of any litigation, threatened legal proceeding or investigation by a governmental authority which could reasonably be expected to materially affect the ability of any applicable Fund to promptly repay the outstanding Loans made for its benefit hereunder or the ability of the Borrower or the applicable Fund(s) to otherwise perform their respective obligations hereunder;

(f) In the event a Loan for the benefit of a particular Fund is not repaid in full within 10 days after the date it is borrowed, and until such Loan is repaid in full, to deliver to CapCo, within two business days after each Friday occurring after such 10th day, a statement setting forth the total assets of such Fund as of the close of business on each such Friday; and

(g) Upon the request of CapCo, which may be made by CapCo from time to time in the event CapCo in good faith believes that there has been a material adverse change in the capital markets generally, to deliver to CapCo, within two business days after any such request, a statement setting forth the total assets of each Fund for whose benefit a Loan is outstanding on the date of such request.

15.           Negative Covenants of the Borrower.  Until such time as all amounts of principal, interest and other sums due to CapCo by the Borrower pursuant to any Loan made to the Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CapCo is no longer obligated to make Loans to the Borrower for the benefit of the applicable Fund, the Borrower (on behalf of its respective Fund(s)) severally agrees:

(a)           Unless CapCo has breached its obligations to lend hereunder or becomes insolvent or the subject of a receivership proceeding, not to incur any indebtedness for borrowed money (other than overdrafts incurred at the custodian of the Funds from time to time in the ordinary course of business) except the Loans, without the prior written consent of CapCo, which consent will not be unreasonably withheld; and

(b)           Not to dissolve or terminate its existence, or merge or consolidate with any other person or entity, or sell all or substantially all of its assets in a single transaction or series of related transactions (other than assets consisting of margin stock), each without the prior written consent of CapCo, which consent will not be unreasonably withheld; provided that a Borrower or Fund may without such consent merge, consolidate with, or purchase substantially all of the assets of, or sell substantially all of its assets to, an affiliated investment company or series thereof, as provided for in Rule 17a-8 under the Investment Company Act of 1940.

16.           Events of Default.   If any of the following events (each an “Event of Default”) shall occur (it being understood that an Event of Default with respect to one Fund shall not constitute an Event of Default with respect to any other Fund):

(a)           A Fund shall default in the payment of principal or interest on any Loan or any other fee due hereunder for a period of five days after the same becomes due and payable, whether at maturity or, with respect to any Facility Fee, at a date fixed for the payment thereof;

(b)           A Fund shall default in the performance of or compliance with any term contained in Section 14 and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Borrower on behalf of such Fund by CapCo;

(c)           A Fund shall default in the performance of or compliance with any term contained in Section 15;

(d)           A Fund shall default in the performance of or compliance with any other term contained herein and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Borrower on behalf of such Fund by CapCo;

(e)           Any representation or warranty made by or on behalf of a Fund herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

(f) USAA Asset Management Company or any successor manager or investment adviser (provided that such successor manager or investment advisor is a wholly-owned subsidiary of United Services Automobile Association and/or CapCo) shall cease to be the manager and investment advisor of a Fund; provided that USAA Asset Management Company (or its successor) shall be permitted to hire one or more of the existing subadvisers listed on Schedule B as subadvisers for any Fund and may add new subadvisers as provided in Section 17(b);  then, in any event, and at any time thereafter, if any Event of Default shall be continuing, CapCo may by written notice to the Borrower (i) terminate its commitment to make any Loan hereunder to the Borrower with respect to such Fund, whereupon said commitment shall forthwith terminate without any other notice of any kind and (ii) declare the principal and interest in respect of any outstanding Loans with respect to such Fund, and all other amounts due hereunder with respect to such Fund, to be immediately due and payable whereupon the principal and interest in respect thereof and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of the applicable Funds.

17.           New Borrowers; New Funds; New Subadvisers

(a)           So long as no Event of Default or condition which, with the passage of time or the giving of notice, or both, would constitute or become an Event of Default has occurred and is continuing, and with the prior consent of CapCo, which consent will not be unreasonably withheld:

(i)           Any investment company that becomes part of the same "group of investment companies" (as that term is defined in Rule 11a-3 under the Investment Company Act of 1940) as the original Borrower to this Agreement, may, by submitting an amended Schedule A and Exhibit B to this Agreement to CapCo (which amended Schedule A and Exhibit B shall replace Schedule A and Exhibit B which are then a part of this Agreement) and such other documents as CapCo may reasonably request, become a party to this Agreement and may become a “Borrower” hereunder; and

(ii)           A Borrower may, by submitting an amended Schedule A and Exhibit B to this Agreement to CapCo (which amended Schedule A and Exhibit B shall replace Schedule A and Exhibit B which are then a part of this Agreement), add additional Funds for whose benefit the Borrower may borrow Loans.  No such amendment of Schedule A to this Agreement shall amend the Borrowing Limit applicable to any Fund without the prior consent of CapCo.

(b)           A Borrower may, by submitting an amended Schedule B to this Agreement to CapCo (which amended Schedule B shall replace the Schedule B which is then a part of this Agreement), add new subadvisers, which are not currently subadvising any other Fund.

18.           Limited Recourse.  CapCo agrees (a) that any claim, liability, or obligation arising hereunder or under the Note whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund’s benefit, together with accrued and unpaid interest due and owing thereon, and such Fund’s share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof) and (b) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Note with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund’s share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof).

19.           Remedies on Default.  In case any one or more Events of Default shall occur and be continuing, CapCo may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceedings, against the Borrower on behalf of the applicable defaulting Fund(s), as the case may be.  In the case of a default in the payment of any principal or interest on any Loan or in the payment of any fee due hereunder, the relevant Fund(s) (to be allocated among such Funds as the Borrower deems appropriate) severally shall pay to CapCo such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorney’s fees and expenses from the relevant Fund.

20.           No Waiver of Remedies.  No course of dealing or failure or delay on the part of CapCo in exercising any right or remedy hereunder or under the Note shall constitute a waiver of any right or remedy hereunder or under the Note, nor shall any partial exercise of any right or remedy hereunder or under the Note preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under the Note.  Such rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies which CapCo would otherwise have.

21.           Expenses.  Each of the Funds severally shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) incurred by CapCo in connection with the collection and any other enforcement proceedings of or regarding this Agreement, any Loan or the Note against such Fund.

22.           Benefit of Agreement.  This Agreement and the Note shall be binding upon and inure for the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no party to this Agreement or the Note may assign any of its rights hereunder or thereunder without the prior written consent of the other parties.

23.           Notices and Other Communications and Electronic Mail Copies

(a)           General.  Unless otherwise expressly provided herein, all notices, requests and other communications provided for hereunder shall be in writing.  All such written notices shall be delivered to the applicable electronic mail address and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, to the electronic mail address or telephone number specified for such Person on Exhibit B or to such other electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to CapCo,  to the electronic mail address or telephone number specified on Exhibit C or to such other electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)  if delivered by electronic mail, when delivered.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Electronic Mail Documents and Signatures. This Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby may be transmitted and signed by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrower and CapCo.  CapCo may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic mail document or signature.

24.           Modifications.  No provision of this Agreement or the Note may be waived, modified or discharged except by mutual written agreement of all parties.  THIS WRITTEN LOAN AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

25.           Governing Law and Jurisdiction.   This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the choice of law provisions thereof.  Chapter 346 of the Texas Finance Code shall not apply to this Agreement or the Loans made hereunder.

26.           Trust Disclaimer.   Neither the shareholders, trustees, officers, employees and other agents of the Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

27.           Publicity.    Neither CapCo nor the Borrower will use any name, trademark, or trade name of the other without that other party’s prior written consent.

If this letter correctly reflects your agreement with us, please execute both copies hereof and return one to us, whereupon this Agreement shall be binding upon the Borrower (not in its individual capacity, but on behalf of their respective Funds listed on Schedule A hereto) and CapCo.

Sincerely,

USAA CAPITAL CORPORATION

By:           \S\ USAMA ASHRAF
 Usama Ashraf
 Vice President, Corporate Treasurer

Signature to the Facility Agreement Letter dated September 30, 2015, between USAA Mutual Funds Trust (not in its individual capacity, but on behalf of and for the benefit of the series of funds set forth on Schedule A hereto) and CapCo.

AGREED AND ACCEPTED

USAA MUTUAL FUNDS TRUST
on behalf of and for the benefit
of its series of Funds as set forth
on Schedule A to this Agreement

By:         \S\ DANIEL S. MCNAMARA
Daniel S. McNamara, President

SCHEDULE A TO FACILITY AGREEMENT LETTER

FUNDS FOR WHOSE BENEFIT LOANS CAN BE BORROWED
UNDER FACILITY AGREEMENT LETTER AND BORROWING LIMIT

Borrower	Funds*	Maximum Percent of the Total Assets
Which Can Be Borrowed Under
Facility Agreement With CapCo

USAA Mutual Funds Trust	USAA Aggressive Growth	5% of Total Assets
USAA Growth & Income                                                                                             “
USAA Income Stock                                                                                                “
USAA Short-Term Bond                                                                                             “
USAA Money Market                                                                                              “
USAA Growth                                                                                         “
USAA Income                                                                                         “
USAA S&P 500 Index                                                                                     “
USAA Science & Technology                                                                                        “
USAA First Start Growth                                                                       “
USAA High Income                                                                                               “
USAA Intermediate-Term Bond                                                                                    “
USAA Small Cap Stock                                                                                     “
USAA Extended Market Index                                                                                      “
USAA Nasdaq-100 Index                                                                                             “
USAA Capital Growth                                                                                      “
       USAA Value                                                                                              “
USAA Cornerstone Moderately Aggressive “
USAA Precious Metals and Minerals                  “
USAA International                                                                                               “
USAA World Growth                                                                                              “
USAA Government Securities                                                                                       “
USAA Treasury Money Market Trust                  “
USAA Emerging Markets                                                                                              “
USAA Growth and Tax Strategy                                                                                    “
       USAA Cornerstone Moderate                       “
USAA Cornerstone Conservative                                                                                “
USAA Cornerstone Moderately Conservative                “
USAA Cornerstone Aggressive                                                                                   “
USAA Cornerstone Equity                                                                                           “
USAA Total Return Strategy                                                                                        “
USAA Target Retirement 2020 Fund                  “
USAA Target Retirement 2030 Fund                  “
USAA Target Retirement 2040 Fund                  “
USAA Target Retirement 2050 Fund                  “
USAA Target Retirement 2060 Fund                  “
USAA Target Retirement Income Fund                 “
USAA Global Managed Volatility Fund                      “
USAA Managed Allocation Fund                                                                               “
USAA Ultra Short-Term Bond Fund                  “
USAA Real Return Fund                                                                                             “
USAA Flexible Income Fund                                                                                      “
USAA Tax Exempt Long-Term	“

  USAA Tax Exempt Intermediate-Term                  “
USAA Tax Exempt Short-Term                                                                                 “
USAA Tax Exempt Money Market                  “
       USAA California Bond                                                                                               “
USAA California Money Market                                                                               “
USAA New York Bond                                                                                     “
USAA New York Money Market                                                                                “
USAA Virginia Bond                                                                                                    “
USAA Virginia Money Market                      “
USAA Target Managed Allocation                                                                             “
USAA Global Equity Income                                                                                      “

*includes all share classes
Schedule A

SCHEDULE B TO FACILITY AGREEMENT LETTER

PERMITTED SUBADVISERS

Barrow, Hanley, Mewhinney & Strauss, Inc.
QS Batterymarch Financial Management, Inc.
BlackRock Advisors, LLC
Brandes Investment Partners, L.P.
Cambiar Investors, LLC
Epoch Investment Partners, Inc.
Granahan Investment Management, Inc.
Lazard Asset Management
Loomis, Sayles & Company, L.P.
MFS Investment Management
Northern Trust Investments, Inc.
Quantitative Management Associates, LLC
The Renaissance Group, LLC
Victory Capital Management, Inc.
Wellington Management Company, LLP
Winslow Capital Management, LLC

Schedule B

EXHIBIT A TO FACILITY AGREEMENT LETTER

MASTER GRID PROMISSORY NOTE

U.S. $ 500,000,000                                                                                                      Dated: September 30, 2015

FOR VALUE RECEIVED, the undersigned (the “Borrower”), not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising the Borrower as listed on Schedule A to the Agreement as defined below (each a “Fund” and collectively the “Funds”) promises to pay to the order of USAA Capital Corporation (“CapCo”) at CapCo’s office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CapCo to the Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated September  30 ,  2015  (as amended or modified, the “Agreement”), between the Borrower and CapCo, together with interest thereon at the rate or rates set forth in the Agreement.  All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement.  Terms not defined in this Note shall be as set forth in the Agreement.

CapCo is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CapCo to do so or to do so accurately shall not affect the obligations of  the Borrower (or the Fund for whose benefit it is borrowing) hereunder.

The Borrower waives all claims to presentment, demand, protest, and notice of dishonor.  The Borrower agrees to pay all reasonable costs of collection, including reasonable attorney’s fees in connection with the enforcement of this Note.

CapCo hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund’s benefit, together with accrued and unpaid interest due and owing thereon, and such Fund’s share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund’s share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

Neither the shareholders, trustees, officers, employees and other agents of the Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

This Note shall be governed by the laws of the state of Texas.

 Exhibit A

Signature to the Master Grid Promissory Note dated September 30, 2015, by USAA Mutual Funds Trust (not in its individual capacity, but on behalf of and for the benefit of the series of funds set forth on Schedule A to the Agreement) payable to CapCo.

USAA MUTUAL FUNDS TRUST
on behalf of and for the benefit
of its series of Funds as set forth
on Schedule A to the Agreement

By:         \S\ DANIEL S. MCNAMARA
Daniel S. McNamara, President

Exhibit A

SCHEDULE TO NOTE

LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated September 30, 2015, executed by USAA MUTUAL FUNDS TRUST (not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising the Borrower) payable to the order of USAA CAPITAL CORPORATION.

Date of Loan	Borrower and Fund	Amount of Loan	Type of Rate and Interest Rate on Date of Borrowing	Amount of Principal Repaid	Date of Repayment	Other Expenses	Notation made by

                                                 EXHIBIT B TO FACILITY AGREEMENT LETTER

BORROWER INFORMATION SHEET

USAA MUTUAL FUNDS TRUST	(BORROWER)

ADDRESS FOR NOTICES AND OTHER COMMUNICATIONS TO THE BORROWER:

9800 Fredericksburg Road
San Antonio, Texas 78288

Attention:             R. Matthew Freund
Senior Vice President, Investment Portfolio Management
USAA Asset Management Company
Telephone:           (210) 498-7405
Cell phone:          (210) 913-7405
Fax:                      (210) 498-6707
e-mail:                  matthew.freund@usaa.com

Attention:             John P. Toohey
Vice President, Equity Investments
USAA Asset Management Company
Telephone:           (210) 498-0494
Fax:                      (210) 498-4831
e-mail:                 john.toohey@usaa.com

Attention:              Roberto Galindo, Jr.
Assistant Vice President
Portfolio Accounting & Financial Administration
USAA Asset Management Company
Telephone:           (210) 498-7261
Cell phone:          (210) 913-7261
Fax:                      (210) 498-7819
e-mail:                  bob.galindo@usaa.com

ADDRESS FOR BORROWING AND PAYMENTS:

9800 Fredericksburg Road
San Antonio, Texas 78288 (for Federal Express, 78240)

Attention:             Roberto Galindo, Jr.
Assistant Vice President
Portfolio Accounting & Financial Administration
USAA Asset Management Company
Telephone:          (210) 498-7261
Fax:                      (210) 498-7819
e-mail:                  bob.galindo@usaa.com

INSTRUCTIONS FOR PAYMENTS TO BORROWER:

WE PAY VIA:      X    FED FUNDS                                                                            CHIPS
Exhibit B

TO:           (PLEASE PLACE BANK NAME, CORRESPONDENT NAME (IF APPLICABLE), CHIPS AND/OR FED FUNDS ACCOUNT NUMBER BELOW)

USAA MUTUAL FUNDS TRUST

State Street Bank and Trust Company, Boston, Massachusetts

ABA #011000028

USAA Aggressive Growth Fund                                                                                                Acct.# 6938-502-9

USAA Growth & Income Fund                                                                                                 Acct.# 0022-334-7

USAA Income Stock Fund                                                                                                        Acct.# 0018-780-7

USAA Short-Term Bond Fund                                                                                                 Acct.# 6938-517-7

USAA Money Market Fund                                                                                                     Acct.# 6938-498-0

USAA Growth Fund                                                                                                                 Acct.# 6938-827-0

USAA Income Fund                                                                                                                 Acct.# 6938-494-9

USAA Science & Technology Fund                                                                                       Acct.# 6938-515-1

USAA First Start Growth Fund                                                                                               Acct.# 0020-571-6

USAA High- Income  Fund                                                                                                     Acct.# 6938-576-3

USAA Intermediate-Term Bond Fund                                                                                   Acct.# 6938-577-1

USAA Small Cap Stock Fund                                                                                                 Acct.# 0005-523-5

USAA Nasdaq-100 Index Fund                                                                                              Acct.# 6938-794-2

USAA Capital Growth Fund                                                                                                  Acct.# 6938-796-7

USAA Value Fund                                                                                                                  Acct.# 6938-799-1

USAA Cornerstone Moderately Aggressive  Fund                                                             Acct.# 6938-814-8

USAA Precious Metals and Minerals Fund                                                                         Acct.# 6938-488-1

USAA International Fund                                                                                                      Acct.# 6938-497-2

USAA World Growth Fund                                                                                                  Acct.# 6938-504-5

USAA Government Securities Fund                                                                                    Acct.# 6938-486-5

USAA Treasury Money Market Trust                                                                                 Acct.# 6938-493-1

USAA Emerging Markets Fund                                                                                           Acct.# 6938-501-1

USAA Growth and Tax Strategy Fund                                                                                 Acct.# 6938-820-5

USAA Cornerstone Moderate  Fund                                                                                   Acct.# 6938-825-4

USAA Cornerstone Conservative Fund                                                                              Acct.# 1018-671-6

USAA Cornerstone Moderately Conservative Fund                                                         Acct.# 1018-677-3

USAA Cornerstone Aggressive Fund                                                                                 Acct.# 1018-666-6

USAA Cornerstone Equity Fund                                                                                         Acct.# 1018-672-4

USAA Total Return Strategy Fund                                                                                     Acct.# 0015-342-9

USAA Tax Exempt Long-Term Fund                                                                                  Acct.# 6938-492-3

USAA Tax Exempt Intermediate-Term Fund                                                                     Acct.# 6938-496-4

USAA Tax Exempt Short-Term Fund                                                                                 Acct.# 6938-500-3

USAA Tax Exempt Money Market Fund                                                                           Acct.# 6938-514-4

USAA California Bond Fund                                                                                               Acct.# 6938-489-9

USAA California Money Market Fund                                                                               Acct.# 6938-491-5

USAA New York Bond Fund                                                                                                Acct.# 6938-503-7

USAA New York Money Market Fund                                                                               Acct.# 6938-511-0

USAA Virginia Bond Fund                                                                                                  Acct.# 6938-512-8

USAA Virginia Money Market Fund                                                                                  Acct.# 6938-513-6

USAA Target Retirement Income Fund                                                                             Acct.# 0044-953-8

USAA Target Retirement 2020 Fund                                                                                 Acct.# 0044-954-6

USAA Target Retirement 2030 Fund                                                                                 Acct.# 0044-955-3

USAA Target Retirement 2040 Fund                                                                                 Acct.# 0044-956-1

USAA Target Retirement 2050 Fund                                                                                 Acct.# 0044-957-9

USAA Target Retirement 2060 Fund                                                                                 Acct.# 1026-185-7

USAA Global Managed Volatility Fund                                                                             Acct.# 0044-958-7

USAA Managed Allocation Fund                                                                                        Acct.# 0057-239-6

USAA Ultra Short-Term Bond Fund                                                                                  Acct.# 1006-303-0

USAA Real Return Fund                                                                                                     Acct.# 1006-304-8

USAA Flexible Income Fund                                                                                              Acct.# 1033-139-5
USAA Target Managed Allocation                                                                                     Acct.# 1065-038-0
USAA Global Equity Income                                                                                             Acct.# 1064-838-4

Northern Trust Company, Chicago, Illinois

ABA #071000152

USAA S&P 500 Index Fund-Member Shares                                                                    Acct.# 800138-20

J P Morgan Chase Bank, New York, NY

ABA #021000021

USAA Extended Market Index Fund                                                                                                Acct.# P83544

Exhibit  B

EXHIBIT C TO FACILITY AGREEMENT LETTER

ADDRESS FOR USAA CAPITAL CORPORATION

USAA Capital Corporation
9800 Fredericksburg Road
San Antonio, Texas 78288

Attention:                           Usama Ashraf
Telephone:                          (210) 456-3012
Fax:                                     1-877-495-6330
e-mail:                                usama.ashraf@usaa.com

Exhibit C

EXHIBIT D TO FACILITY AGREEMENT LETTER

OFFICER'S CERTIFICATE

 James G. Whetzel hereby certifies that he is the duly elected Secretary of USAA Mutual Funds Trust (the “Borrower”), and that he is authorized to execute this Certificate on behalf of the Borrower.  The undersigned hereby further certifies to the following:

Any one of the Executive Vice President-Chief Financial Officer of United Services Automobile Association (“USAA”), the Senior Vice President – Corporate Finance and Investments of USAA, or the Vice President-Treasurer of USAA, together with either the Treasurer or Assistant Treasurer of the Borrower, are duly authorized to act on behalf of the Funds, by transmitting electronic mail instructions and other communications with regard to borrowings and payments pursuant to the Facility Agreement dated September  30,  2015, with USAA Capital Corporation.  The signature set opposite the name of each individual below is that individual’s genuine signature.

NAME                                                      OFFICER                                                                SIGNATURE

Laura Bishop                                      Executive Vice President –
Chief Financial Officer of USAA                             \S\ LAURA BISHOP
Martha Leiper                                    Senior Vice President –
Corporate Finance and Investments                         \S\ MARTHA LEIPER

Usama Ashraf                                    Vice President
Corporate Treasurer of USAA                                 \S\ USAMA ASHRAF

Roberto Galindo, Jr.                         Treasurer of the Borrower                                       \S\ ROBERTO GALINDO, JR.

James De Vries                                 Assistant Treasurer of
the Borrower                                                            \S\ JAMES DE VRIES

IN WITNESS WHEREOF, I have executed the Certificate as of this 30th day of September, 2015.

 \S\ JAMES G. WHETZEL
 James G. Whetzel
 Secretary

I, Daniel S. McNamara, officer of the Borrower, hereby certify that  James G. Whetzel is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of the Borrower and that his signature set forth above is his true and correct signature.

Date:  September 30, 2015                                                                          \S\ DANIEL S. MCNAMARA
Daniel S. McNamara, Officer
                                                                         Exhibit D

MASTER GRID PROMISSORY NOTE

U.S. $ 500,000,000 Dated: September 30, 2015

FOR VALUE RECEIVED, the undersigned (the “Borrower”) not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising the Borrower as listed on Schedule A to the Agreement as defined below (each a “Fund” and collectively the “Funds”) promises to pay to the order of USAA Capital Corporation (“CapCo”) at CapCo’s office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United Services of America, in immediately available funds, the principal amount of all Loans made by CapCo to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated September  30,  2015 (as amended or modified, the “Agreement”), between the Borrower and CapCo, together with interest thereon at the rate or rates set forth in the Agreement.  All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement.  Terms not defined in this Note shall be as set forth in the Agreement.

CapCo is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CapCo to do so or to do so accurately shall not affect the obligations of the Borrower (or the Fund for whose benefit it is borrowing) hereunder.

The Borrower waives all claims to presentment, demand, protest, and notice of dishonor.  The Borrower agrees to pay all reasonable costs of collection, including reasonable attorney’s fees in connection with the enforcement of this Note.

CapCo hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund’s benefit, together with accrued and unpaid interest due and owing thereon, and such Fund’s share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund’s share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

Neither the shareholders, trustees, officers, employees and other agents of the Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

This Note shall be governed by the laws of the state of Texas.

Signature to the Master Grid Promissory Note dated September 30, 2015, by USAA Mutual Funds Trust (not in its individual capacity, but on behalf of and for the benefit of the series of funds set forth on Schedule A to the Agreement) payable to CapCo.

USAA MUTUAL FUNDS TRUST
on behalf of and for the benefit
of its series of Funds as set forth
on Schedule A to the Agreement

By:         \S\ DANIEL S. MCNAMARA
Daniel S. McNamara, President

LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated September 30, 2015, executed by USAA MUTUAL FUNDS TRUST (not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising the Borrower) payable to the order of USAA CAPITAL CORPORATION.

Date of Loan	Borrower and Fund	Amount of Loan	Type of Rate and Interest Rate on Date of Borrowing	Amount of Principal Repaid	Date of Repayment	Other Expenses	Notation made by

 OFFICER'S CERTIFICATE

 James G. Whetzel hereby certifies that he is the duly elected Secretary of USAA Mutual Funds Trust (the “Borrower”), and that he is authorized to execute this Certificate on behalf of the Borrower.  The undersigned hereby further certifies to the following:

Any one of the Executive Vice President-Chief Financial Officer of USAA of United Services Automobile Association (“USAA”), the Senior Vice President – Corporate Finance and Investments of USAA, or the Vice President-Treasurer of USAA, together with either the Treasurer or Assistant Treasurer of the Borrower, are duly authorized to act on behalf of the Funds, by transmitting electronic mail instructions and other communications with regard to borrowings and payments pursuant to the Facility Agreement dated September 30, 2015, with USAA Capital Corporation.  The signature set opposite the name of each individual below is that individual’s genuine signature.

NAME                                                      OFFICER                                                      SIGNATURE

Laura Bishop                                      Executive Vice President –
Chief Financial Officer of USAA                   \S\ LAURA BISHOP
Martha Leiper                                    Senior Vice President –
Corporate Finance and Investments               \S\ MARTHA LEIPER
Usama Ashraf                                    Vice President,
Corporate Treasurer of USAA                       \S\ USAMA ASHRAF

Roberto Galindo, Jr.                         Treasurer of the Borrower                             \S\ ROBERTO GALINDO, JR.

James De Vries                                 Assistant Treasurer of
the Borrower                                                  \S\ JAMES DE VRIES

IN WITNESS WHEREOF, I have executed this Certificate as of this 30th day of September, 2015.

 \S\ JAMES G. WHETZEL
James G. Whetzel
Secretary

I, Daniel S. McNamara, officer of the Borrower, hereby certify that James G. Whetzel is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of the Borrower and that his signature set forth above is his true and correct signature.

Date:  September 30, 2015
\S\ DANIEL S. MCNAMARA
Daniel S. McNamara, Officer

SECRETARY’S CERTIFICATE

USAA MUTUAL FUNDS TRUST

I, James G. Whetzel being the Secretary of USAA Mutual Funds Trust (the “Borrower”) hereby certify to, and for the benefit of, USAA Capital Corporation that the following are true and correct:

1. Resolution.                                   The attached resolution was approved by the Board of Trustees of the Borrower and such resolution is now in full force and effect.

2.	Organization. The Borrower is duly organized and existing.

3. Power.                                           The Board of Trustees of the Borrower, which took the action called for by the resolution attached hereto, has the power to take such action.

IN WITNESS WHEREOF, I have executed this Certificate as of this 30th day of September, 2015.

\S\ JAMES G. WHETZEL
James G. Whetzel, Secretary

I, Daniel S. McNamara, Officer of the Borrower, hereby certify that James G. Whetzel is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of the Borrower and that his signature set forth above is his true and correct signature.

Date: September 30, 2015

\S\ DANIEL S. MCNAMARA
Daniel S. McNamara, Officer

September 30, 2015

USAA Capital Corporation
9800 Fredericksburg Rd.
San Antonio, Texas 78288

Ladies and Gentlemen:

I have acted as counsel to USAA Asset Management Company, Manager and Investment Adviser of USAA Mutual Funds Trust (the "Borrower"), in connection with (i) the $500,000,000 committed Master Revolving Credit Facility Agreement dated September 30,  2015 (the "Credit Agreement") between the Borrower, for the benefit of the Borrower's series of funds (the "Funds"), and USAA Capital Corporation (“CapCo”) and (ii) the Note (as such term is defined in the Credit Agreement) dated September 30,  2015 made by the Borrower in favor of CapCo (the "Note").  I am the Secretary of USAA Asset Management Company, an indirect wholly-owned subsidiary of United Services Automobile Association ("USAA").  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

I have examined such records, certificates and documents, and such questions of fact and law as I have deemed necessary or appropriate for the basis of the opinions hereinafter expressed.

Based upon and subject to the foregoing, but subject to the assumptions and qualifications set forth herein I am of the opinion that:

1.            The Borrower is a trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into the Credit Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms thereof.

2.           The execution, delivery and performance of the Credit Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary trust action of the Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the applicable Funds, or of any Borrowing Limit or prospectus or statement of additional information of the Borrower or its applicable Funds, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrower or its applicable Funds pursuant to any such term.  No Borrower or its applicable Funds are in violation of any term of its respective charter, by-laws or trust agreement, and no Borrower or its applicable Funds are in violation of any material term of any agreement or instrument to which they are a party, or to the best of my knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them.

3.            The Borrower and its applicable Funds are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the "SEC") and applicable Blue Sky authorities.  The Borrower and its applicable Funds are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and such Borrower has filed all reports with the SEC that are required of it or its applicable Funds.

4.           There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against the Borrower or its applicable Funds in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by the Credit Agreement or which, if adversely determined, could have a material adverse effect on the assets or business operations of the Borrower or its applicable Funds or the ability of the Borrower and its applicable Funds to pay and perform their obligations under the Credit Agreement and under the Note.

5.           The Credit Agreement and the Note have been duly executed and delivered by the Borrower, for the benefit of its applicable Funds, and constitute the valid and binding obligations of the Borrower, for the benefit of its applicable Funds, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, moratorium or other applicable debtor relief laws and by general principles of equity.

6.           The assets of the Fund for whose benefit Loans are borrowed by the Borrower are subject to and liable for such Loans and are available to the Borrower for the repayment of such Loans.

In rendering the opinion expressed above, I have further assumed: (i) that the terms of the Credit Agreement will be strictly complied with by CapCo; (ii) that there is not, nor shall there be, any form of compensation or charge, whether direct or indirect, by CapCo in connection with any of the Loans, except as expressly set forth in the Credit Agreement; (iii) that there are not, nor will there be, any compensating balances, frozen funds, deposits or other funds of the Borrower or its applicable Funds which are pledged or hypothecated as security or which are given as any other form of compensation, whether direct or indirect, for the account or benefit of CapCo in connection with Loans other than as provided in the Credit Agreement; (iv) that any fees which have been paid or may be paid to CapCo or to any other party in connection with the Loans are for services actually rendered and that such fees will not exceed just and reasonable compensation for such services rendered; and (v) that the utilization fees, and any other fees to be paid to CapCo in connection with the Loans shall be treated as interest by CapCo for purposes of assuring that the interest charged by CapCo on the Loans does not exceed the Maximum Lawful Rate.

In giving the foregoing opinions, I express no opinion other than as to the federal laws of the United States of America, and the laws of the state of Texas.

I am furnishing this letter to you in my capacity as counsel to USAA Asset Management Company, Manager and Investment Adviser of the Borrower, and this letter is solely for the benefit of CapCo.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

 \S\ JAMES G. WHETZEL
James G. Whetzel
Secretary
USAA Asset Management Company

Exhibit h (xxii)

AMENDMENT NO. 2
TO ADMINISTRATION AND SERVICING AGREEMENT

This AMENDMENT NO. 2 is made as of the 1st day of December 2015, to the Administration and Servicing Agreement dated as of August 1, 2001, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA INVESTMENT MANAGEMENT COMPANY, as transferred to USAA ASSET MANAGEMENT COMPANY (AMCO), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Administration and Servicing Agreement described above (Agreement) as follows:

1.  EXHIBIT A.  In order to reduce the annual fee rate of the Aggressive Growth Fund from 0.25% to 0.15%, Exhibit A to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust’s series, is hereby replaced in its entirety by Exhibit A attached hereto.

3.  RATIFICATION.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 2 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST                        USAA ASSET MANAGEMENT COMPANY

By:  _______________________________            By:  ______________________    ______
        Daniel S. McNamara                                                               Brooks Englehardt
        President                                                                                 President

Attest:   _______________________                  Attest:  ____________________________
            James G. Whetzel                                                              Daniel Mavico
            Secretary                                                                          Assistant Secretary

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund	0.15%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund – Institutional Shares	0.10%
California Bond Fund	0.15%
California Money Market Fund	0.10%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.25%*
First Start Growth Fund	0.15%
Flexible Income Fund	0.15%
Flexible Income Fund – Institutional Shares	0.10%
Global Equity Income Fund	0.15%
Global Equity Income Fund – Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund – Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund – Institutional Shares	0.10%
Growth & Income Fund	0.15%
Growth & Income Fund – Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Institutional Shares	0.10%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Fund	0.15%
Income Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.15%
New York Bond Fund	0.15%

New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.10%
S&P 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Total Return Strategy Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund – Institutional Shares	0.10%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
Virginia Money Market Fund	0.10%
World Growth Fund	0.15%
World Growth Fund – Institutional Shares	0.10%

* The fee is computed daily and paid monthly, at an annual rate equal to 0.25%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

     (a) The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.